                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORT): July 8, 1997
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                        UNITED PARK CITY MINES COMPANY
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            (Exact name of registrant as specified in its charter)



           Delaware                       1-3753                  87-0219807
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(State of other jurisdiction of  (Commission File Number)     (I.R.S. Employer
     Incorporation)                                          Identification No.)


            P.O. Box 1450, Park City, Utah                          84060
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   (Address of principal executive offices)                      (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (801) 649-8011
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        (Former name or former address, if changed since last report.)


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United Park City Mines Company
Form 8-K
July 17, 1997
Page 2


ITEM 5. OTHER EVENTS
--------------------

On July 8, 1997, the Registrant received a copy of a statement on Schedule 13D which had previously been filed with the Securities and Exchange Commission
(the "Commission") with respect to the acquisition by certain persons (the "Reporting Persons") set forth below of a total of 190,200 shares of the Capital Stock, par value $0.01 per share ("Capital Stock") of the Registrant. Such purchase amounted to the acquisition of 7.0% of the outstanding Capital Stock of the Registrant over a period from March 24, 1997 through July 7, 1997 in amounts and at prices as set forth in Schedule A and Schedule B to such Schedule 13D. In the statement on Schedule 13D, the Reporting Persons stated that the purpose of the acquisition of the Capital Stock by them was for investment. The statement on Schedule 13D was filed jointly by the following Reporting Persons:

      1. Labrador Partners L.P., with respect to 166,000 shares of Capital Stock (6.1%) beneficially owned by it;

      2. Farley Capital L.P., with respect to 24,200 shares of Capital Stock (0.9%) beneficially owned by it; and

      3. Stephen L. Farley with respect to the 190,200 shares of Capital Stock (7.0%) beneficially owned by Labrador Partners L.P. and Farley Capital L.P.

Reference is hereby made to the entire statement on Schedule 13D, and the Schedules and Exhibits thereto, filed with the Commission for a more complete description of the Reporting Persons and the Capital Stock beneficially acquired by them. Such statement on Schedule 13D is hereby incorporated herein by reference.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNITED PARK CITY MINES COMPANY
                                        --------------------------------------
                                                     (Registrant)



Date: July 17, 1997                              /s/ Edwin L. Osika, Jr.
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                                                   Edwin L. Osika, Jr.,
                                                Executive Vice President
                                              (Chief Financial Officer and
                                                Duly Authorized Officer)